Exhibit 10.4

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2022 by and among (i) EdtechX Holdings Acquisition Corp. II, a Delaware corporation (together with its successors, “Parent”), (ii) zSpace, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned Persons (each, a “Holder” and collectively, the “Holders”).

WHEREAS, Parent, EXHAC Merger Sub I, Inc., a Delaware corporation “(Merger Sub I”), EXHAC Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), each a direct wholly-owned subsidiary of Parent, and the Company contemporaneously entered into that certain Merger Agreement, dated as of May 16, 2022 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), (i) Merger Sub I will merge with and into the Company (the “First Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger”), with Merger Sub II being the surviving entity of the Second Merger and a wholly-owned subsidiary of Parent, and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive newly issued Parent Class A common stock, par value $0.0001 per share (“Parent Common Stock”), and warrants of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law;

WHEREAS, as of the date hereof, each Holder is a holder of equity securities of the Company or the Parent in such amounts and classes or series as set forth underneath the Holder’s name on the signature page hereto;

WHEREAS, pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which (i) the shares of Parent Common Stock, as applicable, to be received by each Holder as such Holder’s portion of the Merger Consideration Shares (as defined in the Merger Agreement) (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Stock Consideration”), (ii) shares of Parent Common Stock issued to a Holder at or immediately following the closing of the Business Combination Transaction in exchange or cancellation for, or the proceeds of which are used to repay, indebtedness of Old zSpace (the “Debt Repayment Shares”), and (iii) the shares of Parent Common Stock held as of the date of this Agreement by each of IBIS Capital Sponsor II LLC, IBIS Capital Sponsor II EdtechX LLC, A1 Capital Advisory Asia Limited and its and their affiliated members and investors (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Sponsor Shares” and, together with the Stock Consideration and the Debt Repayment Shares, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Definitions.

(a) Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

(b) “Permitted Transfer” means a Transfer made: (i) in the case of an individual, as a bona fide gift to a member of such individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate (as defined in the Merger Agreement) of such individual, or to a charitable organization or educational institution; (ii) dispositions of Restricted Securities or other securities to any member of the immediate family of the Holder or any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder in a transaction not involving a disposition for value; (iii) dispositions of Restricted Securities to any corporation, partnership, limited liability company, investment fund or other entity all of the beneficial ownership interests of which are held, controlled or managed by the Holder or the immediate family of the Holder in a transaction not involving a disposition for value; (iv) dispositions of Restricted Securities (A) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Holder upon the death of the Holder, or (B) by operation of law pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement; (v) in the event of a Liquidity Event (as defined below); (vi) or dispositions of Restricted Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; (vii) dispositions of Parent Common Stock or such other securities pursuant to a bona fide tender offer for shares of Parent’s capital stock, merger, consolidation or other similar transaction made to all holders of Parent’s securities involving a change of control of Parent (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the Holder may agree to transfer, sell, tender or otherwise dispose of shares of Parent Common Stock or other securities in connection with such transaction) that has been approved by the Board of Directors of Parent; provided, that, in the event that such change of control transaction is not consummated, this clause (vii) shall not be applicable and the Holder’s shares and other securities shall remain subject to the restrictions contained in this Agreement; (viii) any conversion of Parent Class B Common Stock or Parent Class A Common Stock to Parent Common Stock in accordance with the Company’s Certificate of Incorporation, provided that the shares of Parent Common Stock shall remain subject to the restrictions contained in this Agreement; or (ix) to current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing.

(c) “Liquidity Event” means a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property.

(d) “Transfer” means (i) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to, any security; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii).

(e) “Trading Day” means (i) for so long as the Parent Common Stock is listed or admitted for trading on the NASDAQ Capital Market or any other national securities exchange, days on which such securities exchange is open for business; (ii) when and if the Parent Common Stock is quoted on the NASDAQ Capital Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (iii) if the Parent Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ Capital Market or similar system, days on which the Parent Common Stock is traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Parent Common Stock are available.

2. Lock-up Provisions. (a) Each Holder (other than Paul Kellenberger, Joseph Powers, Mike Harper and Ron Rheinheimer (the “Management Holders”) hereby agrees not to Transfer any of the Restricted Securities from and after the Closing until the eighteen (18) month anniversary of the Closing Date; provided, that, (i) 7.5% of the Restricted Securities of each such Holder (or in the case of the Sponsors, an aggregate of 7.5% of the Restricted Securities held by the Sponsors and their affiliates) shall be freely transferable (without any Transfer restrictions) commencing immediately upon the Closing Date of the Business Combination, (ii) one-third (1/3rd) of the remaining Restricted Securities in respect of each such Holder (that is, 30.8% of the aggregate Restricted Securities held by such Holder) will be released from this Agreement at the end of the six (6) month anniversary of the Closing Date, and (iii) (A) if the volume-weighted average price (“VWAP”) of the Parent Common Stock has exceeded $12.00 over any twenty (20) Trading Days within the thirty (30) consecutive Trading Day period immediately prior to the twelve (12) month anniversary of the Closing Date, then all of the remaining Restricted Securities in respect of each such Holder will be released from this Agreement at the end of such twelve (12) month anniversary of the Closing Date and (B) if VWAP of the Parent Common Stock has not exceeded $12.00 over any twenty (20) Trading Days within the thirty (30) consecutive Trading Day period immediately prior to the twelve (12) month anniversary of the Closing Date, then the remaining Restricted Securities in respect of each such Holder will be released from this Agreement as to half (1/2) on each of the twelve (12) and eighteen (18) months anniversaries of the Closing Date. Each Management Holder hereby agrees not to Transfer any of the Restricted Securities from and after the Closing until the twelve (12) month anniversary of the Closing Date; provided, that, 50% of the Restricted Securities of each Management Holder will be released from this Agreement at the end of the six (6) month anniversary of the Closing Date. The period of time during which the Restricted Securities are subject to this Agreement being referred to herein as the “Lock-Up Period”.

(b) If, prior to the Closing Date of the Business Combination, Parent and the Company determine, after consultation with their respective financial advisors, that it would be desirable to release a portion of the Restricted Securities from this Agreement in order to increase the amount of its freely tradeable securities on the Closing Date, then such number of Restricted Securities as may be agreed in writing by Parent and the Company shall be released from this Agreement, on a pro rata basis for each Holder.

3. Transfer Restrictions.

(a) The restrictions set forth in Section 2 shall not apply to the Transfer of any or all of the Restricted Securities owned by a Holder made in respect of a Permitted Transfer; provided, that, in case of a Permitted Transfer during the Lock-Up Period, it shall be a condition to such Transfer (except for a Permitted Transfer provided for in Section 1(b)(vi)) that the transferee executes and delivers to Parent an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(c) During the Lock-up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF May 16, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, but subject to the terms of the Merger Agreement and any other agreement with Parent to which a Holder is a party, (i) each Holder shall retain all of its rights as a stockholder of Parent during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities (provided that additional shares received as a dividend shall be subject to the restrictions contained in Section 2), and (ii) the restrictions contained in Section 2 shall not apply to any Parent Common Stock or other securities of Parent acquired by such Holder in open market transactions or in any public or private capital raising transactions of Parent following the Closing Date, or otherwise to any Parent Common Stock (or other securities of Parent) other than the Restricted Securities.

4. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Holder are personal to such Holder and may not be transferred or delegated by such Holder at any time without the prior written consent of Parent and the Company. Each of Parent and the Company may freely assign any or all of its respective rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Holder. Any purported assignment in violation of this Section 4(b) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies. This Agreement and all related Actions shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 11.14 (Waiver of Jury Trial) and Section 11.15 (Submission to Jurisdiction) of the Merger Agreement and, subject to Section 4(j) hereof, Section 11.17 (Remedies) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) the word “or” is disjunctive but not necessarily exclusive; (vii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Articles or Sections are to Articles or Sections of this Agreement; and (x) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to Parent prior to the Closing, to: EdtechX Holdings Acquisition Corp. II 22 Soho Square London, W1D 4NS, United Kingdom Attention: Benjamin Vedrenne-Cloquet Email: bvc@ibiscap.com

With a copy (which will not constitute notice) to:

Graubard Miller

405 Lexington Avenue

New York, NY 10174
Attention: David Alan Miller

   Jeffrey M. Gallant

Email:     dmiller@graubard.com

jgallant@graubard.com

If to the Company prior to the Closing, to: zSpace, Inc. 303 Twin Dolphin Drive, 6th Floor Suite 28, Redwood City, CA 94065 Attention: Chief Executive Officer Email: ceo@zspace.com

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attn: Lara Foster

   David Michaels

   Michael Pilo

Email:    LFoster@fenwick.com

DMichaels @Fenwick.com

MPilo@Fenwick.com

If to Parent or the Company after the Closing, to: zSpace Technologies, Inc. 303 Twin Dolphin Drive, 6th Floor Suite 28, Redwood City, CA 94065 Attention: Chief Executive Officer Email: ceo@zspace.com

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attn: Lara Foster

   David Michaels

   Michael Pilo

Email:    LFoster@fenwick.com

DMichaels @Fenwick.com

MPilo@Fenwick.com

If to a Holder, to: the address set forth below such Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Parent, the Company and the applicable Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding anything to the contrary in this Agreement, if the Company waives, releases, terminates, shortens, or otherwise amends or modifies the restrictions in this Agreement as to any Holder (a “Release”), then the Release shall apply pro rata and on the same terms to the lock-up on each Holder’s Restricted Securities hereunder and the provisions of Section 2 shall be deemed immediately and automatically waived, released, terminated, shortened, amended or modified, as the case may be, without further action of the parties. Notwithstanding the foregoing, the provisions of Section 2 shall not be deemed waived, released, terminated, shortened, amended or modified if any such waiver, release, termination, shortening, amendment or modification also includes terms that would further obligate or are otherwise adverse to the Holder of Restricted Securities hereunder; provided, however, that in any such circumstances the Holder of Restricted Securities hereunder shall be granted equal opportunity to participate in such Release on equal terms to the parties thereto prior to the effectiveness thereof.

(i) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Parent and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Parent and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent and the Company or any of the obligations of a Holder under any other agreement between such Holder and Parent or the Company or any certificate or instrument executed by such Holder in favor of Parent or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company or any of the obligations of such Holder under this Agreement.

(k) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

EDTECHX HOLDINGS ACQUISITION CORP. II

By:	/s/ Benjamin Vedrenne-Cloquet
Name:	Benjamin Vedrenne-Cloquet
Title:	Chief Executive Officer

[Signature page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

ZSPACE, INC.

By:	/s/ Paul Kellenberger
Name:	Paul Kellenberger
Title:	Chief Executive Officer

[Signature page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder: ______________________________

By:
Name:
Title:

Number and Type of the Company Securities:

[Parent Class A Common Stock:] ____________________________________

[Parent Class B Common Stock:] ____________________________________

[Company Common Stock:] ________________________________________

[Company Preferred Stock:] ________________________________________

[Company Stock Options (Vested and Unvested):] ________________________

Address for Notice:

Address:_________________________________
________________________________________
________________________________________

Facsimile No.:_____________________________

Telephone No.:_____________________________

Email:___________________________________:

[Signature page to Lock-up Agreement]